                                                                  Exhibit 28(a)

                         Audited Financial Statements
                         THE TRW EMPLOYEE STOCK
                         OWNERSHIP AND STOCK SAVINGS PLAN


                         December 31, 1994 and 1993



                         [ERNST & YOUNG LLP Logo]

[ERNST & YOUNG LLP Logo]

                         Report of Independent Auditors


Board of Administration
The TRW Employee Stock Ownership and
    Stock Savings Plan

We have audited the accompanying statements of net assets available for benefits of The TRW Employee Stock Ownership and Stock Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The TRW Employee Stock Ownership and Stock Savings Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes as of December 31, 1994, and the schedule of reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 basic financial statements taken as a whole.

/s/ Ernst & Young LLP
    Cleveland, Ohio


March 17, 1995

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                Statements of Net Assets Available for Benefits
                                 TRW Stock Fund


                                                                       DECEMBER 31
                                                                 1994                1993
                                                             --------------------------------
ASSETS
Investments:
 TRW Inc. Common Stock                                       $684,611,928        $693,942,478
 Bankers Trust Pyramid Directed Account
  Cash Fund                                                     7,274,957           9,379,058
Receivable from TRW Inc.                                          332,652              47,864
Participant loans receivable                                   14,999,193          14,831,779
Interest receivable                                                55,109              32,787
Receivable from other funds                                       162,638
                                                             --------------------------------
TOTAL ASSETS                                                  707,436,477         718,233,966

LIABILITIES
Payable to other funds                                                                492,217
Accrued expenses                                                  338,943             232,221
                                                             --------------------------------
TOTAL LIABILITIES                                                 338,943             724,438
                                                             --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS                            $707,097,534        $717,509,528
                                                             ================================

Employee Stock Ownership Plan                                $453,004,709        $466,874,664
Stock Savings Plan                                            254,092,825         250,634,864
                                                             --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS                            $707,097,534        $717,509,528
                                                             ================================

See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

         Statements of Changes in Net Assets Available for Benefits
                                 TRW Stock Fund


                                                                     YEAR ENDED DECEMBER 31
                                                                    1994                1993
                                                              --------------------------------
Investment income:
 Dividends--TRW Inc. Common Stock                             $ 19,781,025        $ 18,788,802
 Interest                                                          428,269             487,714
                                                              --------------------------------
INVESTMENT INCOME                                               20,209,294          19,276,516

Contributions:
 Participants                                                   18,401,168          17,094,227
 TRW Inc.                                                       36,366,932          36,709,646
                                                              --------------------------------
CONTRIBUTIONS                                                   54,768,100          53,803,873

Net realized gain on distribution of TRW Inc.
 Common Stock to participants                                   17,467,154          18,248,044
Unrealized appreciation of investments                                              95,060,294
Transfers from other funds                                      21,550,048           9,934,047
Interest income on participant loans                             1,080,012             933,755
                                                              --------------------------------
                                                               115,074,608         197,256,529
LESS
Withdrawals and distributions:
 Cash                                                            4,915,031           6,046,819
 TRW Inc. Common Stock 572,810 shares in 1994 and
   689,206 shares in 1993                                       39,798,271          43,481,968
                                                              --------------------------------
                                                                44,713,302          49,528,787

Distribution of dividends on TRW Inc.
 Common Stock                                                   12,766,959          12,019,063
Unrealized depreciation of investments                          49,322,621
Administrative expenses                                            795,500             787,079
Transfers to other funds                                        17,888,220          24,915,877
                                                              --------------------------------
                                                               125,486,602          87,250,806
                                                              --------------------------------
(DECREASE) INCREASE IN NET ASSETS FOR YEAR                     (10,411,994)        110,005,723
Net assets available for benefits at beginning of year         717,509,528         607,503,805
                                                              --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR              $707,097,534        $717,509,528
                                                              ================================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                Statements of Net Assets Available for Benefits
                                  Equity Fund


                                                                       DECEMBER 31
                                                                 1994                1993
                                                             --------------------------------
ASSETS
Investment:
    Bankers Trust Pyramid Equity Index Fund                  $264,983,112        $259,363,285
Receivable from TRW Inc.                                          152,832              22,047
Participant loans receivable                                   14,012,797          15,434,395
                                                             --------------------------------
TOTAL ASSETS                                                  279,148,741         274,819,727

LIABILITIES
Accrued expenses                                                  130,502             111,636
Payable to other funds                                            354,256             237,795
                                                             --------------------------------
TOTAL LIABILITIES                                                 484,758             349,431
                                                             --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS                            $278,663,983        $274,470,296
                                                             ================================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

           Statements of Changes in Net Assets Available for Benefits
                                  Equity Fund


                                                                    YEAR ENDED DECEMBER 31
                                                                   1994                1993
                                                              --------------------------------
Investment income:
 Interest and dividends                                       $      1,380        $      2,594
                                                              --------------------------------
INVESTMENT INCOME                                                    1,380               2,594

Contributions from participants                                 23,943,347          24,686,081
Net realized gain on disposition of investments                  6,862,404           5,308,926
Unrealized appreciation of investments                                              16,834,016
Transfers from other funds                                      11,710,877          15,229,451
Interest income on participant loans                             1,081,952           1,123,250
                                                              --------------------------------
                                                                43,599,960          63,184,318
LESS
Unrealized depreciation of investments                           3,292,084
Cash withdrawals and distributions                              14,968,131          14,525,342
Administrative expenses                                            346,800             397,056
Transfers to other funds                                        20,799,258          20,240,752
                                                              --------------------------------
                                                                39,406,273          35,163,150
                                                              --------------------------------
INCREASE IN NET ASSETS FOR YEAR                                  4,193,687          28,021,168
Net assets available for benefits at beginning of year         274,470,296         246,449,128
                                                              --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR              $278,663,983        $274,470,296
                                                              ================================

See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                Statements of Net Assets Available for Benefits
                              Insured Return Fund


                                                                        DECEMBER 31
                                                                  1994                1993
                                                             --------------------------------
ASSETS
Investments:
 Guaranteed investment contracts                             $491,100,036        $459,538,205
 Bankers Trust Pyramid Directed Account
  Cash Fund                                                     7,617,449           7,794,067
Receivable from TRW Inc.                                          209,102              28,698
Participant loans receivable                                   22,507,748          23,657,721
Interest receivable                                             2,821,391           2,768,586
                                                             --------------------------------
TOTAL ASSETS                                                  524,255,726         493,787,277

LIABILITIES
Payable to other funds                                             21,270             855,242
Accrued expenses                                                  193,046             171,304
                                                             --------------------------------
TOTAL LIABILITIES                                                 214,316           1,026,546
                                                             --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS                            $524,041,410        $492,760,731
                                                             ================================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

           Statements of Changes in Net Assets Available for Benefits
                              Insured Return Fund


                                                                     YEAR ENDED DECEMBER 31
                                                                   1994                 1993
                                                             ---------------------------------
Interest income                                              $ 33,880,102         $ 33,647,678
Contributions from participants                                31,556,814           35,914,172
Interest income on participant loans                            1,680,507            1,899,761
Transfers from other funds                                     38,048,599           28,035,056
                                                             ---------------------------------
                                                              105,166,022           99,496,667
LESS
Cash withdrawals and distributions                             36,371,252           44,387,413
Administrative expenses                                           897,500              935,692
Transfers to other funds                                       36,616,591           43,751,804
                                                             ---------------------------------
                                                               73,885,343           89,074,909
                                                             ---------------------------------
INCREASE IN NET ASSETS FOR YEAR                                31,280,679           10,421,758
Net assets available for benefits at beginning of year        492,760,731          482,338,973
                                                             ---------------------------------

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR             $524,041,410         $492,760,731
                                                             =================================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                 Statement of Net Assets Available for Benefits
                                Bond Index Fund


                                                                              DECEMBER 31
                                                                        1994              1993
                                                                 -----------------------------

ASSETS
Investments:
 Bankers Trust Pyramid Intermediate Government
   Corporate Bond Index Fund                                     $10,392,015       $ 9,970,897
Receivable from TRW Inc.                                              16,345             1,964
Participant loans receivable                                         877,341           811,192
Receivable from other funds                                                            299,912
                                                                 -----------------------------
TOTAL ASSETS                                                      11,285,701        11,083,965

LIABILITIES
Payable to other funds                                                 9,311
Accrued expenses                                                      14,775             3,391
                                                                 -----------------------------
TOTAL LIABILITIES                                                     24,086             3,391
                                                                 -----------------------------

NET ASSETS AVAILABLE FOR BENEFITS                                $11,261,615       $11,080,574
                                                                 =============================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

           Statement of Changes in Net Assets Available for Benefits
                                Bond Index Fund


                                                                    YEAR ENDED DECEMBER 31
                                                                   1994                1993
                                                              --------------------------------
Interest income                                               $        18          $       131
Contributions from participants                                 2,076,882            1,113,553
Net realized gain on disposition of investments                     3,224               15,460
Unrealized appreciation of investments                                                 355,749
Transfers from other funds                                      4,330,911           11,451,858
Interest income on participant loans                               63,963               30,229
                                                              --------------------------------
                                                                6,474,998           12,966,980
LESS
Cash withdrawals and distributions                                609,362              236,579
Unrealized depreciation of investments                            375,586
Administrative expenses                                            32,618               10,001
Transfers to other funds                                        5,276,391            1,639,826
                                                              --------------------------------
                                                                6,293,957            1,886,406
                                                              --------------------------------
INCREASE IN NET ASSETS FOR YEAR                                   181,041           11,080,574
Net assets available for benefits at beginning of year         11,080,574                    0
                                                              --------------------------------

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR              $11,261,615          $11,080,574
                                                              ================================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                 Statement of Net Assets Available for Benefits
                           Small Company Equity Fund


                                                                        DECEMBER 31
                                                                  1994                1993
                                                              -------------------------------
ASSETS
Investment:
 Bankers Trust Pyramid Russell 2500 Index Fund                $36,216,916         $26,191,139
Receivable from TRW Inc.                                           65,479               4,616
Participant loans receivable                                    3,288,946           2,681,730
Receivable from other funds                                       222,199           1,285,342
Other receivable                                                                        1,288
                                                              -------------------------------
TOTAL ASSETS                                                   39,793,540          30,164,115
                                                              -------------------------------

NET ASSETS AVAILABLE FOR BENEFITS                             $39,793,540         $30,164,115
                                                              ===============================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

           Statement of Changes in Net Assets Available for Benefits
                           Small Company Equity Fund


                                                                    YEAR ENDED DECEMBER 31
                                                                   1994                1993
                                                              -------------------------------
Interest income                                               $        46         $        87
Contributions from participants                                 7,643,495           3,338,349
Net realized gain on disposition of investments                    56,836                 115
Unrealized appreciation of investments                                              1,547,469
Transfers from other funds                                     16,257,873          27,354,363
Interest income on participant loans                              234,880             115,620
                                                              -------------------------------
                                                               24,193,130          32,356,003
LESS
Cash withdrawals and distributions                              2,133,545             720,507
Unrealized depreciation of investments                          1,025,812
Administrative expenses                                            86,500              14,865
Transfers to other funds                                       11,317,848           1,456,516
                                                              -------------------------------
                                                               14,563,705           2,191,888
                                                              -------------------------------
INCREASE IN NET ASSETS FOR YEAR                                 9,629,425          30,164,115
Net assets available for benefits at beginning of year         30,164,115                   0
                                                              -------------------------------

NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR              $39,793,540         $30,164,115
                                                              ===============================


See notes to financial statements.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                         Notes to Financial Statements

                               December 31, 1994




A.  SIGNIFICANT ACCOUNTING POLICIES

Investments in the TRW Stock Fund consist primarily of TRW Inc. (TRW) common stock which is traded on the New York Stock Exchange and valued at the last reported sales price on the last business day of the fiscal year.

Investments in the Equity Fund are valued at the redemption price established by the Trustee, which is based on the fair value of the Bankers Trust Pyramid Equity Index Fund assets. This Fund is constructed and maintained with the objective of providing investment results which approximate the overall performance of the Standard & Poor's Composite Index of 500 stocks. Income is accumulated and reinvested in the Fund and included in the determination of unit values.

The Insured Return Fund consists of fully benefit responsive investment contracts with insurance companies, banks and other financial institutions and short term investment funds. Benefit responsive contracts provide contract value payments for participant disbursements, loans and investment transfers as allowed under the plan. There are exceptions for payments to participants who, as a result of a corporate event, cease to be employed by TRW. A corporate event includes a divestiture of an operating unit (for example, a subsidiary or a division), a significant special early retirement program or other corporate action that could be construed as causing increased Plan payments to participants.

Investment contracts provide a stated rate of interest on principal for a stated period of time. All investment contracts are accounted for at contract value because they are fully benefit responsive. In accordance with Statement of Position 94-4, which the plan adopted effective January 1, 1994, contract value equals fair value because no event has occurred that affects the value of any contracts. The investment contracts are of three types: general account, separate account, and synthetic investment contracts. Investment contracts in the general account of an insurance company where assets are not specifically identifiable have fixed rates of interest or an indexed rate of interest for the life of the contract. Investment contracts in separate accounts of an insurance company have underlying assets that are specifically identifiable and held for the benefit of the Plan. Under synthetic investment contracts, the Plan owns assets with an investment contract from an insurance company, bank or other financial institution surrounding the asset. Both separate account and synthetic contracts have periodic interest rate resets (monthly, quarterly, or semi-annually) based on the performance of the underlying assets. All separate account and synthetic contracts have a guaranteed return of principal. As of December 31, 1994, approximately $223 million was invested in general account assets, $110 million in separate account assets, and $158 million in assets owned by the Plan.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                    Notes to Financial Statements--Continued


A.  SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

The weighted average yield (excluding administrative expenses) for all investment contracts was 7.29% in 1994 and 7.68% in 1993. The crediting interest rate for all investment contracts was 7.26% at December 31, 1994 and 7.43% at December 31, 1993.

Investments in the Bond Index Fund are valued at the redemption price established by the Trustee, which is based on the fair value of the Bankers Trust Pyramid Intermediate Government Corporate Bond Index Fund. The Bankers Trust Pyramid Intermediate Government Corporate Bond Index Fund is constructed and maintained with the objective of providing investment results which approximate the overall performance of the high quality U.S. government and corporate bonds included in the Lehman Brothers Government/Corporate Index. Income is accumulated and reinvested in the fund and included in the determination of unit values.

Investments in the Small Company Equity Fund are valued at the redemption price established by the Trustee, which is based on the fair value of the Bankers Trust Pyramid Russell 2500 Index Fund Assets. The Small Company Equity Fund is constructed and maintained with the objective of providing investment results which approximate the overall performance of the 2,500 common stocks included in the Russell 2500 Equity Index. Income is accumulated and reinvested in the Fund and included in the determination of unit values.

The cost of securities sold is determined by the average cost method for purposes of determining realized gains and losses.

B.  DESCRIPTION OF THE PLAN

The Plan is a defined contribution plan, and is comprised of the TRW Stock Fund, Equity Fund, Insured Return Fund, Bond Index Fund and Small Company Equity Fund (the Funds). Effective January 4, 1993, the Bond Index Fund and Small Company Equity Fund were made available as Plan investment options. Participation in the Plan is available to substantially all domestic employees of TRW who have been employed for at least twelve months. The Plan is governed by the Internal Revenue Code and related legislation.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                    Notes to Financial Statements--Continued


B.  DESCRIPTION OF THE PLAN--CONTINUED

PARTICIPANT CONTRIBUTIONS

The Plan allows eligible employees to contribute up to 13% of qualifying compensation on a before-tax basis by way of salary reduction; such contributions are made in increments of one-tenth of one percent of qualifying compensation and could not exceed $9,240 in 1994 and $8,994 in 1993. Participants may also elect to contribute, in increments of one percent, up to 10% of qualifying compensation on an after-tax basis. Annual contributions to a participant's account (including before-tax, after-tax and TRW matching contributions) and to any other defined contribution plan is limited to the lesser of $30,000 or 25% of the participant's annual compensation reduced by the amount of before-tax contributions.

Participants determine the funds in which to invest their contributions. Employee contributions may be invested, in multiples of 10 percent, in one or more of the five investment funds. Investment options may be changed at any time but no more than twice each month.

TRW CONTRIBUTIONS

TRW contributes to the Plan each month, out of current or accumulated earnings, an amount equal to 100% of each participant's before-tax contributions for such month without exceeding three percent of the participant's qualifying compensation. Participants immediately vest in the TRW contributions. All TRW matching contributions are invested in the ESOP portion of the TRW Stock Fund. TRW contributions always remain in the TRW Stock Fund and may not be transferred. TRW contributions may be in the form of cash or treasury or authorized and unissued shares of TRW Common Stock. TRW Common Stock contributed is to be valued by any reasonable method selected by TRW.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                    Notes to Financial Statements--Continued





B.  DESCRIPTION OF THE PLAN--CONTINUED

The amount and type of TRW contributions are summarized as follows:

                                       1994              1993
                                  ------------------------------
TRW Common Stock                  $23,398,464        $22,979,004
Cash                               12,968,468         13,730,642
                                  ------------------------------
                                  $36,366,932        $36,709,646
                                  ==============================

WITHDRAWALS AND DISTRIBUTIONS

Upon termination of employment, a participant may elect to receive his or her account, less the unpaid balance of any loan outstanding, in a single sum or elect to defer the payment until the year following termination except a participant whose account balance exceeds $3,500 may defer such payments until he or she reaches age 70. Generally, distributions from the TRW Stock Fund will be paid only in whole shares of TRW Common Stock with the balance in cash.

If a participant elects to defer payment of his or her account, the undistributed account balance remains invested in the Plan. The following is the total value of the accounts subject to deferred elections (8,772 as of December 31, 1994 and 8,778 as of December 31, 1993) that are included in the net assets of the funds:

                                         1994                 1993
                                     ---------------------------------
TRW Stock Fund                       $177,471,974         $175,574,685
Equity Fund                            64,261,772           58,859,470
Insured Return Fund                   168,485,775          151,008,794
Bond Index Fund                         2,066,316            1,876,080
Small Company Equity Fund               6,275,367            4,458,732
                                     ---------------------------------
                                     $418,561,204         $391,777,761
                                     =================================

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                    Notes to Financial Statements--Continued


B.  DESCRIPTION OF THE PLAN--CONTINUED

Effective January 1, 1988, participants who have attained age 55 as of the end of the preceding fiscal year-end and commenced participation in the Plan at least ten years prior may elect, within an election period during each of the succeeding five consecutive plan years, to receive a special ESOP distribution. The amount eligible for this special distribution is 50% of the prior fiscal year-end value (including previous withdrawals) of TRW Common Stock acquired for the participant's account by the ESOP since 1986, reduced by any previous withdrawals.

PARTICIPANT LOANS

Participants can borrow from $1,000 to $50,000 (in increments of $100) of their before-tax contributions, but such borrowings cannot exceed 50% of a participant's total Plan balance. The interest rate is fixed (prime rate at the end of the preceding quarter plus one percent) and the repayment period cannot be less than one year or more than five years.

OTHER

Although it has not expressed any intent to do so, TRW reserves the right to suspend or terminate the Plan. In the event of termination, the amount of each participant's account may be retained in trust for the benefit of the participant.

The above description of the Plan provides only general information. Participants should refer to the Summary Plan Description, which is available from the Stock Savings Plan's Participant Service Center, and annual prospectus for a more complete description of the Plan's provisions.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                   Notes to Financial Statements--Continued


C.  INVESTMENTS

The fair value of individual investments that represent 5% or more of the Plan's total assets are as follows:

                                                        DECEMBER 31
                                                 1994                 1993
                                            ---------------------------------
    TRW Inc. Common Stock                   $684,611,928         $693,942,478
    Bankers Trust Pyramid Equity
     Index Fund                              264,983,112          259,363,285

The net realized gain on disposition of investments is as follows:

                                                      TRW STOCK FUND
                                                1994                 1993
                                             --------------------------------
    Value realized                           $39,868,378          $43,481,968
    Average cost                              22,401,224           25,233,924
                                             --------------------------------
    NET REALIZED GAIN                        $17,467,154          $18,248,044
                                             ================================

                                                       EQUITY FUND
                                                1994                 1993
                                            --------------------------------
    Value realized                           $29,104,446          $25,615,761
    Average cost                              22,242,042           20,306,835
                                             --------------------------------
    NET REALIZED GAIN                        $ 6,862,404          $ 5,308,926
                                             ================================

                                                     BOND INDEX FUND
                                                1994                1993
                                              ------------------------------
    Value realized                             $3,043,048          $1,186,983
    Average cost                                3,039,824           1,171,523
                                               ------------------------------
    NET REALIZED GAIN                          $    3,224          $   15,460
                                               ==============================

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                  Notes to Financial Statements--Continued


C.  INVESTMENTS--CONTINUED

                                         SMALL COMPANY EQUITY FUND
                                           1994             1993
                                         -------------------------
 Value realized                          $5,248,954         $4,368
 Average cost                             5,192,118          4,253
                                         ----------         ------
 NET REALIZED GAIN                       $   56,836         $  115
                                         =========================

The net unrealized appreciation of investments included in net assets is as follows:

                                   TRW Stock           Equity         Bond Index    Small Company
                                      Fund              Fund             Fund        Equity Fund
                                  ---------------------------------------------------------------
BALANCE AT DECEMBER 31, 1992      $220,270,572      $51,679,152       $       0       $         0
Increase for the year               95,060,294       16,834,016         355,749         1,547,470
                                  ---------------------------------------------------------------
BALANCE AT DECEMBER 31, 1993       315,330,866       68,513,168         355,749         1,547,470
(Decrease) for the year            (49,322,621)      (3,292,084)       (375,586)       (1,025,812)
                                  ---------------------------------------------------------------

BALANCE AT DECEMBER 31, 1994      $266,008,245      $65,221,084       $ (19,837)      $   521,658
                                  ===============================================================

On a revalued basis, which is in accordance with Department of Labor Form 5500 requirements, the realized and unrealized gains (losses) are not available at the date of the Report of Independent Auditors. A separate schedule will be included in the Form 5500 when filed.

D.  ADMINISTRATIVE EXPENSES

Generally, salaries and wages of the administrative staff are paid by TRW. Expenses relating to investment advisor fees, management fees, trustee fees, audit fees, printing and postage are paid from Plan assets. Expenses directly attributable to any one fund are charged to that fund. Expenses not directly attributable to any one fund are allocated to each fund in the proportion that the market value of the assets of each fund bears to the total market value of all Plan assets. Brokerage fees and commissions incident to the purchase or sale of securities are paid by the fund in which they are incurred and are included in the cost of securities purchased or sold.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                  Notes to Financial Statements--Continued


E.  FEDERAL INCOME TAX STATUS OF THE PLAN

The Plan is exempt from federal income taxes as a qualified profit sharing plan. The Plan has received a favorable determination letter from the Internal Revenue Service as to the tax qualified status of the Plan. This letter does not express an opinion as to whether the Plan satisfies the provisions of the Tax Reform Act of 1986. The Plan was amended to comply with the Act and a new determination letter was requested during December 1994. The Plan's Board of Administration believes that the Plan is in operational compliance with the Internal Revenue Code of 1986 and will remain qualified and exempt from federal income taxes.

F.  TRANSACTIONS WITH PARTIES-IN-INTEREST

Party-in-interest transactions include the purchase and sale of short-term investments managed by the Plan's Trustee, Bankers Trust Company.

At December 31, 1994 and 1993, the Bankers Trust Pyramid Equity Index Fund holds 193,086 and 269,103 shares of TRW Inc. Common Stock having a fair value of $12,743,676 and $18,635,383, respectively.

Bankers Trust Company managed assets of the Plan of approximately $326,484,449 and $312,698,446 at December 31, 1994 and 1993, respectively, and received trustee fees of $679,021 and $712,846 in 1994 and 1993, respectively.

There were no party-in-interest transactions which were prohibited under Department of Labor Regulations.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                  Notes to Financial Statements--Continued


G.  NUMBER OF PARTICIPANTS (UNAUDITED)

The summary below sets forth the number of contributing participants by their current investment option(s):

                                                   DECEMBER 31
                                             1994              1993
                                            ------------------------
    TRW Stock Fund                          12,208            12,113
    Equity Fund                             13,397            13,785
    Insured Return Fund                     16,020            17,871
    Bond Index Fund                          2,631             1,786
    Small Company Equity Fund                5,121             3,162

The total number of participants in the Plan is less than the sum of the number of employees shown above because many are participating in more than one fund.

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                Schedule of Assets Held for Investment Purposes

                               December 31, 1994


                                                                                           Crediting
                                                                                           Interest                    Fair Value
  Shares                                                              Maturity Date          Rate          Cost       (see Note A)
----------                                                         ---------------------------------------------------------------
              COMMON STOCK

10,372,908    TRW Inc.                                                                               $418,603,683     $684,611,928
                                                                                                     -----------------------------
              TOTAL COMMON STOCK                                                                      418,603,683      684,611,928

              SHORT-TERM INVESTMENTS

              Bankers Trust Pyramid Directed Account Cash Fund                                         14,892,406       14,892,406
                                                                                                       ---------------------------
              TOTAL SHORT-TERM INVESTMENTS                                                             14,892,406       14,892,406

              GUARANTEED INVESTMENT CONTRACTS

              Bankers Trust:
                 Contract 93-515                                   September 30, 2000       5.67%      43,811,734       43,811,734
              Provident Life & Accident:
                 Contract 630-05575                                September 1, 2003        5.71       37,815,901       37,815,901
                                                                                                     -----------------------------
                                                                                                       81,627,635       81,627,635
              SEPARATE ACCOUNT CONTRACTS
              Aetna Life Insurance Co.:
                 Contract 014460                                   November 15, 2002        7.96       27,777,106       27,777,106
              Crown Life Insurance Co.:
                 Contract 9005876                                  March 3, 1998            4.02        5,795,705        5,795,705
              John Hancock Mutual Life:
                 Contract 7441                                     May 1, 2004              7.14       11,259,063       11,259,063
                 Contract 7441-2                                   June 30, 1997            7.14       22,038,013       22,038,013
              Metropolitan Life Insurance Co:
                 Contract 12702                                    January 2, 2001          5.50       30,090,238       30,090,238
                 Contract 18544-B                                  December 31, 1998        6.95        2,694,853        2,694,853
              Prudential Insurance Co. of American:
                 Contract 6581-1                                   January 15, 2001         9.39        3,163,885        3,163,885
                 Contract 6661-2                                   May 15, 2001             9.57        5,395,879        5,395,879
                 Contract 6702-3                                   November 20, 2000        8.45        1,596,781        1,596,781
                                                                                                     -----------------------------
                                                                                                      109,811,523      109,811,523

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

          Schedule of Assets Held for Investment Purposes--Continued





                                                                                           Crediting
                                                                                           Interest                    Fair Value
  Shares                                                              Maturity Date          Rate          Cost       (see Note A)
----------                                                         ---------------------------------------------------------------
              GUARANTEED INVESTMENT CONTRACTS--CONTINUED

              SYNTHETIC INVESTMENT CONTRACTS
              Bankers Trust (Del) Basic:
                     Contract 92-310                               October 25, 1995         6.34      4,156,811       4,156,811
                     Contract 92-352                               November 27, 1995        5.42      3,248,963       3,248,963
              People Security Life:
                     Contract 00025TR-1                            June 25, 1997            4.68      6,000,368       6,000,368
                     Contract 00025TR-2                            May 25, 1998             5.22      5,003,948       5,003,948
                     Contract 00025TR-3                            September 25, 1998       5.63      3,962,846       3,962,846
                     Contract 00025TR-4                            January 15, 1998         5.40      2,471,757       2,471,757
                     Contract 00025TR-5                            August 25, 1998          5.21      2,503,401       2,503,401
                     Contract 00025TR-6                            August 25, 1998          5.27      4,299,078       4,299,078
                     Contract 00025TR-7                            July 15, 1997            5.13      1,039,845       1,039,845
                     Contract 00025TR-8                            November 15, 2000        6.50      4,771,681       4,771,681
                     Contract 00025TR-9                            November 15, 2000        7.18      4,629,265       4,629,265
                     Contract 00025TR-10                           May 17, 1999             6.99      9,420,951       9,420,951
                     Contract 00025TR-11                           February 16, 1999        7.11        944,177         944,177
                     Contract 00025TR-12                           April 26, 1999           7.57      4,766,193       4,766,193
              Provident Life & Accident:
                     Contract 630-05751                            October 25, 1999         7.35      1,793,505       1,793,505
                                                                                                     --------------------------
                                                                                                     59,012,789      59,012,789


              COLLATERALIZED
              CDC Investment Management Corp.:
                     Contract 115-01                               April 15, 1998           6.45      5,126,164       5,126,164
                     Contract 115-02                               April 30, 1999           7.14      6,036,078       6,036,078
                     Contract 115-03                               April 31, 1998           7.19      6,000,000       6,000,000
                                                                                                     --------------------------
                                                                                                     17,162,242      17,162,242
              FIXED RATE AND FIXED TERM
              Aetna Life Insurance Company:
                     Contract 13822-001                            March 5, 1997            9.69     14,135,910      14,135,910
                     Contract 13822-002                            September 30, 1997       9.77     14,138,515      14,138,515
              Allstate Life Insurance Company:
                     Contract 4914                                 April 3, 1995            9.00     15,159,071      15,159,071

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

          Schedule of Assets Held for Investment Purposes--Continued





                                                                                           Crediting
                                                                                           Interest                    Fair Value
  Shares                                                              Maturity Date          Rate          Cost       (see Note A)
----------                                                         ---------------------------------------------------------------
              GUARANTEED INVESTMENT CONTRACTS--CONTINUED

              Canada Life Assurance Company:
                        Contract 45229                             March 26, 1995            8.78    10,590,915      10,590,915
                        Contract 45299                             June 21, 1995             9.60     5,207,621       5,207,621
                        Contract 45377                             November 1, 1995          9.10    10,069,439      10,069,439
                        Contract 45800                             June 1, 1998              5.23     5,228,535       5,228,535
                        Contract 45839                             June 16, 1999             7.06     6,191,386       6,191,386
              Commonwealth Life Ins. Company:
                        Contract ADA0314FR                         July 3, 1995              9.30     7,403,341       7,403,341
              Continental Assurance Company:
                        Contract 12619                             July 1, 1996              8.50    13,570,460      13,570,460
                        Contract 12619-026                         February 1, 1995          6.55     6,009,485       6,009,485
                        Contract 12619-B                           November 1, 1996          8.42    13,357,357      13,357,357
              John Hancock Mutual Life
                        Contract 5660                              August 15, 1997           9.43     7,374,621       7,374,621
                        Contract 7314                              January 14, 1999          5.44    10,502,765      10,502,765
              Mass Mutual Life Insurance Company:
                        Contract 10062                             November 3, 1997          9.70    14,592,549      14,592,549
              Metropolitan Life Ins. Company:
                        Contract 18544-A                           January 3, 1995           8.70       539,416         539,416
              New York Life Ins. Company:
                        Contract 6232                              August 1, 1996            8.42    10,350,641      10,350,641
                        Contract GA06216                           June 3, 1996              8.42    10,442,915      10,442,915
              Peoples Security Life:
                        Contract BDA0243FR                         January 15, 1996          8.21     2,143,249       2,143,249
              Principal Mutual Life:
                        Contract 78599                             January 3, 1995           9.15     1,607,131       1,607,131
              Prudential Ins. Co. of America:
                        Contract 6569-501                          May 1, 1996               8.41    13,046,338      13,046,338

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

          Schedule of Assets Held for Investment Purposes--Continued





                                                                                          Crediting
                                                                                          Interest                    Fair Value
  Shares                                                             Maturity Date          Rate          Cost       (see Note A)
----------                                                        ---------------------------------------------------------------
               GUARANTEED INVESTMENT CONTRACTS--CONTINUED

               Sun Life Ass. Canada (US):
                         Contract S-0882-G                        July 31, 1998             5.54           7,496,639       7,496,639
                         Contract S-0910-G                        August 2, 1999            7.39           5,130,597       5,130,597
               United of Omaha Life Ins.:
                         Contract 8552                            August 1, 1995            9.00           3,090,247       3,090,247
                                                                                                      ------------------------------
                                                                                                         207,379,143     207,379,143

               VARIABLE RATE AND FIXED TERM
               Hardford Life Insurance Company:
                         Contract 9382                            March 20, 1995            6.91          10,133,914      10,133,914
                                                                                                      ------------------------------
                                                                                                          10,133,914      10,133,914

               VARIABLE RATE AND TERM
               People Security Life:
                         Contract BDA0185ST                       March 31, 1995            6.02           5,972,790       5,972,790
                                                                                                      ------------------------------

               TOTAL GUARANTEED INVESTMENT CONTRACTS                                                     491,100,036     491,100,036


               COMMON TRUST FUNDS
               Bankers Trust Pyramid Equity Index Fund                                                   199,762,028     264,983,112
               Bankers Trust Pyramid Russell 2,500 Index Fund                                             35,695,258      36,216,916
               Bankers Trust Pyramid Fixed Income Index Fund                                              10,411,852      10,392,015
                                                                                                      ------------------------------
               TOTAL COMMON TRUST FUNDS                                                                  245,869,138     311,592,043

               Participant loans                                                        7.00%-11.50%      55,686,025      55,686,025
                                                                                                      ------------------------------
               TOTAL INVESTMENTS                                                                      $1,226,151,288  $1,557,882,438
                                                                                                      ==============================

                      The TRW Employee Stock Ownership and
                               Stock Savings Plan

                      Schedule of Reportable Transactions

                          Year Ended December 31, 1994


                                                                                                                 Fair
                                                                                                                 Value
                                                                                                              of Asset on
                                                                   Purchase         Selling          Cost     Transaction   Net Gain
Identity of Party Involved               Description                 Price           Price         of Asset       Date       (Loss)
                                          of Assets
------------------------------------------------------------------------------------------------------------------------------------
SINGLE TRANSACTIONS IN EXCESS
 OF 5% OF THE FAIR VALUE OF
 PLAN ASSETS

There were no single transactions in excess of 5% of the fair value of Plan assets.

SERIES OF TRANSACTIONS IN
 EXCESS OF 5% OF THE
 FAIR VALUE OF PLAN ASSETS

Bankers Trust:                  BT Pyramid Directed Account
 279 Purchases                    Cash Fund                     $162,409,252                       $162,409,252  $162,409,252    $0
  87 Sales                                                                       $164,689,971       164,689,971   164,689,971     0